Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Announces $0.32 Core FFO per Diluted Share for the Second Quarter of 2013

Radnor, PA, July 24, 2013 - Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of urban, town center and suburban office properties in the mid-Atlantic region and other select markets throughout the United States, today reported its financial and operating results for the three and six-month period ended June 30, 2013.
"Our performance in the second quarter was quite strong,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “Same store growth rates, lease rates, mark-to-market on rents, tenant retention, pipeline activity and overall positive absorption all exceeded or met key 2013 business plan metrics, and reinforce improving conditions in the general office segment and our portfolio in particular. The Tower Bridge asset exchange and the purchase of the Three Logan ground lease strengthen these core holdings and simplify our associated ownership structures. We had good sales activity on several smaller, non-core assets confirming the continued firming of the transaction market and bringing our year-to-date sales to $176.6 million or 80% of our 2013 target. Lastly, we took advantage of favorable market conditions in early April and raised $181.7 million of net proceeds through the offering of 12,650,000 common shares, thereby accelerating our deleveraging program, improving our credit metrics and creating greater liquidity and financial flexibility with $216.0 million of cash on hand at quarter end. As a result of the continued execution of our business plan, we are revising our 2013 FFO guidance to a range of $1.36 to $1.41 per diluted share or $1.37 to $1.42 for core FFO per diluted share for which we exclude transactional and capital market expenses.”
Financial Highlights - Second Quarter

▪
Net income allocated to common shares totaled $5.3 million or $0.03 per diluted share in the second quarter of 2013 compared to net income of $1.5 million or $0.01 per diluted share in the second quarter of 2012. During the second quarter of 2013, we increased our common share count by 12,650,000 shares attributable to a secondary offering we completed on April 10, 2013.

▪
Our core Funds from Operations available to common shares and units (FFO) in the second quarter of 2013 totaled $50.2 million or $0.32 per diluted share versus $48.0 million or $0.33 per diluted share in the second quarter of 2012. Our second quarter 2013 core FFO payout ratio ($0.15 common share distribution / $0.32 core FFO per diluted share) was 46.9%. FFO per the NAREIT definition totaled $48.8 million or $0.31 per diluted share in the second quarter of 2013 compared to $44.6 million or $0.30 per diluted share in the second quarter of 2012.

▪
In the second quarter of 2013, we incurred $14.4 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $30.3 million or $0.19 per diluted share of Cash Available for Distribution (CAD) versus $30.4 million or $0.21 per diluted share in the second quarter of 2012 when we incurred $11.6 million of revenue maintaining capital expenditures. Our second quarter 2013 CAD payout ratio was 78.9% ($0.15 common share distribution / $0.19 CAD per diluted share).

Financial Highlights - Six Months

▪
Net income allocated to common shares totaled $7.4 million or $0.05 per diluted share in the first six months of 2013 compared to net income of $8.6 million or $0.06 per diluted share in the first six months of 2012.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

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Our core Funds from Operations available to common shares and units (FFO) in the first six months of 2013 totaled $102.0 million or $0.67 per diluted share versus $95.2 million or $0.65 per diluted share in the first six months of 2012. Our first six months 2013 core FFO payout ratio ($0.30 common share distribution / $0.67 core FFO per diluted share) was 44.8%. FFO per the NAREIT definition totaled $100.5 million or $0.66 per diluted share in the first six months of 2013 compared to $91.7 million or $0.63 per diluted share in the first six months of 2012.

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In the first six months of 2013, we incurred $27.7 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $63.4 million or $0.42 per diluted share of Cash Available for Distribution (CAD) versus $58.4 million or $0.40 per diluted share in the first six months of 2012 when we incurred $23.9 million of revenue maintaining capital expenditures. Our first six months 2013 CAD payout ratio was 71.4% ($0.30 common share distribution / $0.42 CAD per diluted share).

Portfolio Highlights

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In the second quarter of 2013, our net operating income (NOI) excluding termination revenues and other income items increased 3.4% on a GAAP basis and 4.4% on a cash basis for our 204 same store properties, which were 87.9% and 87.5% occupied on June 30, 2013 and June 30, 2012, respectively.

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During the second quarter of 2013, we commenced occupancy on 895,200 square feet of total leasing activity including 434,240 square feet of renewals, 315,882 square feet of new leases and 145,078 square feet of tenant expansions. We have an additional 692,496 square feet of executed new leasing scheduled to commence subsequent to June 30, 2013.

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During the second quarter of 2013, we achieved a 66.2% tenant retention ratio in our core portfolio with positive net absorption of 20,216 square feet. During the second quarter of 2013, we experienced a 9.1% increase on our renewal rental rates and a 13.2% increase on our new lease/expansion rental rates, both on a GAAP basis.

▪	At June 30, 2013, our core portfolio of 206 properties comprising 23.4 million square feet was 87.9% occupied and 90.9% leased (reflecting new leases commencing after June 30, 2013).

Investment Highlights

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During the second quarter of 2013, we acquired the 1.8 acre land parcel underlying Three Logan Square, our 1,029,413 square foot, Class A office tower located in Philadelphia, Pennsylvania. We paid $20.8 million for the fee interest which we funded from available corporate funds and re-allocated $4.3 million of deferred purchase costs incurred in 2010 to land costs resulting in total consideration of $25.1 million. Three Logan Square was 83.4% occupied and 91.2% leased at June 30, 2013.

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During the second quarter of 2013, we exchanged our 35% interest in the Two Tower Bridge real estate venture for our partner's 37% interest in the Six Tower Bridge real estate venture. As a result of this exchange, we (1) eliminated two equity interests with a $13.1 million book value, (2) achieved sole consolidated ownership of Six Tower Bridge, a 73.2% occupied, 116,174 square foot, Class A office building located in Conshohocken, Pennsylvania, (3) recognized a $7.8 million gain on the re-measurement of our investment in Six Tower Bridge based on its $24.5 million fair market value at the time of the exchange, and (4) recognized a $3.7 million gain on the exchange of our interest in Two Tower Bridge based on its $3.6 million fair market value at the time of the exchange.

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During the second quarter of 2013, we completed four separate property sales for aggregate gross proceeds of $34.5MM. The properties we sold are: (1) The Bluffs Corporate Center, a 99% occupied 68,708 square foot office property located in Rancho Bernardo, California, (2) Pacific View Corporate Center, a 90% occupied 51,695 square foot office property located in Carlsbad, California, (3) 100 Arrandale Boulevard, a vacant 34,931 square foot office property located in Exton, Pennsylvania, and (4) 100 Applebrook, a vacant 28,000 square foot office property located in Malvern, Pennsylvania. The net proceeds from these sales were added to existing corporate cash balances.

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We are continuing the $18.5 million redevelopment of 660 West Germantown Pike, a 154,392 square foot office building located in Plymouth Meeting, Pennsylvania that we acquired vacant in the first quarter of 2012 for $9.1 million. We have funded $16.4 million to date and plan to fund the remaining $2.1 million from available corporate funds as we complete the lease-up of this redevelopment. As of June 2013, the property was 77.5% leased and occupied.

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We are continuing the development of 200 Radnor Chester Road, a 17,884 square foot retail center adjoining our Radnor, Pennsylvania office properties to provide additional services and restaurant options for the existing tenants. The development is projected to cost a total of $7.5 million including associated land costs with $4.1 million of that remaining be funded from available corporate funds in advance of the fourth quarter 2013 completion date. 200 Radnor Chester Road is currently 66.5% pre-leased.

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We are continuing with the construction of The Grove at Cira South, a 33-story, 850-bed student housing tower in the University City submarket of Philadelphia, Pennsylvania which we are developing in a 30/30/40 joint venture with Campus Crest Communities, Inc. (30%) and Harrison Street Real Estate Capital (40%), and which we expect to complete in the third quarter of 2014. The total cost is projected to be $158.5 million, and will be funded from an executed $97.8 million construction loan once the partners have fulfilled their $60.7 million pro rata equity contributions, of which $33.2 million had been funded as of June 30, 2013. We have satisfied $8.5 million of our $18.2 million 30% share of the equity commitment via our contribution to the venture of the underlying ground lease parcel and will fund our remaining $9.7 million commitment from available corporate funds.

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We are underway with the construction of a 398-unit multi-family project in Plymouth Meeting, Pennsylvania which we are developing in a 50/50 joint venture with Toll Brothers, and which we expect to complete in the fourth quarter of 2015. The total cost is projected to be $77.0 million, of which $31.0 million has already been funded pro rata by the partners with the balance expected to be funded from a to-be-executed construction loan which would provide a return of capital to the partners if the construction loan exceeds the $46.0 million requirement as is now expected. Our entire equity commitment was funded by our contribution to the venture of the underlying land parcel.

Capital Markets Highlights

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During the second quarter of 2013, as previously disclosed, we completed the public offering of 12,650,000 of our common shares with net proceeds of $181.7 million which we used for working capital, capital expenditures and other general corporate purposes, which may include acquisitions, developments and the repayment, repurchase and refinancing of debt.

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During the second quarter of 2013, we repurchased $11.8 million face amount of a combination of our unsecured senior notes due 2014, 2015 and 2016 and incurred a loss on the early extinguishment of debt of ($1.1 million). We funded the repurchases from available corporate funds.

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At June 30, 2013, our net debt to gross assets measured 40.8%, reflecting the fact that we had no outstanding balance on our $600.0 million unsecured revolving credit facility and had $216.0 million of cash and cash equivalents on hand.

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For the quarter ended June 30, 2013, we achieved a 2.7 EBITDA to interest coverage ratio and a 6.8 ratio of net debt to annualized quarterly EBITDA reflecting our consolidated EBITDA excluding certain capital market and transactional items and our pro rata share of unconsolidated EBITDA, interest and debt.

Distributions
On May 30, 2013, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on July 19, 2013 to shareholders of record as of July 5, 2013. Our Board also declared a quarterly dividend distribution of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share that was paid on July 15, 2013 to holders of record as of June 30, 2013.

2013 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are revising our previously issued guidance for full year 2013 FFO per diluted share to be in a range of $1.36 to $1.41 versus the prior range of $1.35 to $1.42 and are introducing 2013 core FFO guidance of $1.37 to $1.42 per diluted share reflecting a $0.01 adjustment for incurred capital market and transactional costs. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2013 FFO, 2013 core FFO and earnings per diluted share:

Guidance for 2013	Range or Value
Earnings per diluted share allocated to common shareholders	$0.08	to	$0.13
Less: gain on sale of discontinued operations and other transactions	(0.09)		(0.09)
Plus: real estate depreciation and amortization	1.37		1.37

FFO per diluted share	$1.36	to	$1.41

Adjusted for capital market and transactional items	0.01		0.01

Core FFO per diluted share	$1.37	to	$1.42
Our 2013 FFO and core FFO guidance does not include income arising from the sale of any undepreciated real estate. Our 2013 earnings, FFO and core FFO per diluted share each reflect $0.08 per diluted share of non-cash income attributable to the third of five annual recognitions of 20% of the net benefit of the rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include occupancy improving to 90% by year-end 2013 with 92% leased, a 5.0% - 7.0% increase (GAAP) in overall lease rates, a resulting 3.0% - 5.0% increase in 2013 same store NOI (GAAP), no additional capital markets activity, $221.0 million of aggregate sales activity inclusive of completed sales, no additional acquisition activity, no further adjustments to FFO other than those already incurred in the current calculation of core FFO and 156.2 million fully diluted weighted average common shares.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO) and Core FFO
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We also provide a calculation of core FFO in which we adjust NAREIT FFO for certain capital market and transactional items.

Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
Second Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, July 25, 2013 at 9:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #75723017. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, August 8, 2013 by calling 1-855-859-2056 and providing access code #75723017. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the second quarter earnings report. The supplemental information package is available in the “Investor Relations - Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead - Third Quarter 2013 Conference Call
We anticipate we will release our third quarter 2013 earnings on Wednesday, October 23, 2013, after the market close and will host our third quarter 2013 conference call on Thursday, October 24, 2013, at 9:00 a.m. EDT. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust

Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 283 properties and 32.9 million square feet, including 210 properties and 24.2 million square feet owned on a consolidated basis and 54 properties and 6.2 million square feet in 17 unconsolidated real estate ventures all as of June 30, 2013. For more information, please visit www.brandywinerealty.com.

Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates' actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2012. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Real estate investments:
Rental properties	$4,620,460	$4,726,169
Accumulated depreciation	(967,726)	(954,665)
Rental property, net	3,652,734	3,771,504
Construction-in-progress	51,260	48,950
Land inventory	94,444	102,439
Real estate investments, net	3,798,438	3,922,893

Cash and cash equivalents	215,948	1,549
Accounts receivable, net	11,834	13,232
Accrued rent receivable, net	124,341	122,066
Investment in real estate ventures	176,875	193,555
Deferred costs, net	119,917	122,243
Intangible assets, net	59,919	70,620
Notes receivable	7,026	7,226
Other assets	52,091	53,325

Total assets	$4,566,389	$4,506,709

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$437,618	$442,974
Unsecured credit facility	—	69,000
Unsecured term loans	450,000	450,000
Unsecured senior notes, net of discounts	1,492,127	1,503,356
Accounts payable and accrued expenses	70,434	71,579
Distributions payable	25,587	23,652
Deferred income, gains and rent	81,903	82,947
Acquired lease intangibles, net	30,455	33,859
Other liabilities	44,196	55,826
Total liabilities	2,632,320	2,733,193

Brandywine Realty Trust's equity:
Preferred shares - Series E	40	40
Common shares	1,565	1,434
Additional paid-in capital	2,967,790	2,780,194
Deferred compensation payable in common stock	5,516	5,352
Common shares held in grantor trust	(5,516)	(5,352)
Cumulative earnings	490,754	479,734
Accumulated other comprehensive loss	(4,601)	(15,918)
Cumulative distributions	(1,541,896)	(1,493,206)
Total Brandywine Realty Trust's equity	1,913,652	1,752,278

Non-controlling interests	20,417	21,238
Total equity	1,934,069	1,773,516

Total liabilities and equity	$4,566,389	$4,506,709

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue
Rents	$116,334	$109,713	$231,201	$218,704
Tenant reimbursements	19,565	18,229	39,916	36,885
Termination fees	410	101	906	1,591
Third party management fees, labor reimbursement and leasing	3,153	2,872	6,389	6,014
Other	1,457	888	2,330	2,399
Total revenue	140,919	131,803	280,742	265,593

Operating Expenses
Property operating expenses	39,490	36,363	78,908	74,223
Real estate taxes	14,215	13,508	28,552	26,977
Third party management expenses	1,363	1,264	2,788	2,514
Depreciation and amortization	49,300	47,476	98,846	95,350
General & administrative expenses	7,335	6,079	13,886	12,129
Total operating expenses	111,703	104,690	222,980	211,193

Operating income	29,216	27,113	57,762	54,400

Other income (expense)
Interest income	122	1,838	180	2,320
Interest expense	(30,437)	(32,981)	(61,351)	(67,125)
Deferred financing costs	(1,183)	(1,261)	(2,344)	(2,572)
Interest expense - financing obligation	(211)	(196)	(429)	(378)
Equity in income of real estate ventures	1,508	838	3,043	882
Gain from remeasurement of investment in a real estate venture	7,847	(11)	7,847	—
Net gain (loss) on real estate venture transactions	3,683	—	3,683	(11)
Loss on early extinguishment of debt	(1,113)	(1,250)	(1,116)	(1,498)

Income (loss) from continuing operations	9,432	(5,910)	7,275	(13,982)

Discontinued operations:
Income from discontinued operations	8	2,535	780	5,275
Net gain (loss) on disposition of discontinued operations	(2,260)	10,177	3,044	24,845
Total discontinued operations	(2,252)	12,712	3,824	30,120

Net income	7,180	6,802	11,099	16,138

Net (income) loss from discontinued operations attributable to non-controlling interests - LP units	26	(232)	(51)	(551)
Net (income) loss from continuing operations attributable to non-controlling interests - LP units	(88)	201	(39)	386
Net (income) loss attributable to non-controlling interests	(62)	(31)	(90)	(165)

Net income attributable to Brandywine Realty Trust	7,118	6,771	11,009	15,973
Preferred share distributions	(1,725)	(3,049)	(3,450)	(5,047)
Preferred share redemption charge	—	(2,090)	—	(2,090)
Amount allocated to unvested restricted shareholders	(85)	(95)	(193)	(191)

Net income attributable to common shareholders	$5,308	$1,537	$7,366	$8,645

PER SHARE DATA
Basic earnings per common share	$0.03	$0.01	$0.05	$0.06

Basic weighted-average shares outstanding	155,347,384	143,300,637	149,508,957	143,060,796

Diluted earnings per common share	$0.03	$0.01	$0.05	$0.06

Diluted weighted-average shares outstanding	156,691,201	143,300,637	150,666,245	143,060,796

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$5,308	$1,537	$7,366	$8,645

Add (deduct):
Net income (loss) attributable to non-controlling interests - LP units	88	(201)	39	(386)
Amount allocated to unvested restricted shareholders	85	95	193	191
Net (gain) loss on real estate venture transactions	(3,683)	11	(3,683)	11
Net income (loss) from discontinued operations attributable to non-controlling interests - LP units	(26)	232	51	551
Net (gain) loss on disposition of discontinued operations	2,260	(10,177)	(3,044)	(24,845)
Gain from remeasurement of investment in real estate venture	(7,847)	—	(7,847)	—

Depreciation and amortization:
Real property - continuing operations	40,326	37,183	80,430	74,095
Leasing costs (includes acquired intangibles) - continuing operations	8,942	10,241	18,349	21,097
Real property - discontinued operations	277	2,559	1,713	5,989
Leasing costs (includes acquired intangibles) - discontinued operations	1	136	2	285
Company's share of unconsolidated real estate ventures	3,234	3,167	7,383	6,557

Funds from operations	$48,965	$44,783	$100,952	$92,190
Funds from operations allocable to unvested restricted shareholders	(176)	(197)	(435)	(515)

Funds from operations available to common share and unit holders (FFO)	$48,789	$44,586	$100,517	$91,675

FFO per share - fully diluted	$0.31	$0.30	$0.66	$0.63

Capital market and transactional items	$1,426	$3,372	$1,440	$3,562
Core FFO, excluding capital market and transactional items	$50,215	$47,958	$101,957	$95,237
Core FFO per share, excluding capital market and transactional items - fully diluted	$0.32	$0.33	$0.67	$0.65

Weighted-average shares/units outstanding - fully diluted	158,475,513	146,545,858	152,481,101	146,184,051

Distributions paid per common share	$0.15	$0.15	$0.30	$0.30

FFO payout ratio (Distributions paid per common share divided / FFO per diluted share)	48.4%	50.0%	45.5%	47.6%

Core FFO payout ratio, excluding capital market and transactional items	46.9%	45.5%	44.8%	46.2%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$48,789	$44,586	$100,517	$91,675

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(5,734)	(5,932)	(11,250)	(12,862)
Financing Obligation - 3141 Fairview Drive	(155)	(178)	(305)	(354)
Deferred market rental income, including discontinued operations	(1,793)	(1,515)	(3,588)	(2,956)
Company's share of unconsolidated real estate ventures' straight-line and deferred market rent	(330)	(279)	(718)	(602)
Preferred share redemption charge	—	2,090	—	2,090
Straight-line and deferred market ground rent expense activity	427	498	925	996
Stock-based compensation costs	2,053	1,407	3,904	2,697
Fair market value amortization - mortgage notes payable	91	91	182	182
Losses from early extinguishment of debt	1,113	1,250	1,116	1,498
Acquisition-related costs	290	24	301	(43)
Sub-total certain items	(4,038)	(2,544)	(9,433)	(9,354)
Less: Revenue maintaining capital expenditures:
Building improvements	(868)	(263)	(1,722)	(1,141)
Tenant improvements	(9,994)	(8,813)	(16,622)	(17,757)
Lease commissions	(3,542)	(2,564)	(9,320)	(5,040)
Total revenue maintaining capital expenditures	(14,404)	(11,640)	(27,664)	(23,938)

Cash available for distribution	$30,347	$30,402	$63,420	$58,383
CAD per share - fully diluted	$0.19	$0.21	$0.42	$0.40

Weighted-average shares/units outstanding - fully diluted	158,475,513	146,545,858	152,481,101	146,184,051

Distributions paid per common share	$0.15	$0.15	$0.30	$0.30

CAD payout ratio (Distributions paid per common share / CAD per diluted share)	78.9%	71.4%	71.4%	75.0%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - 2ND QUARTER
(unaudited and in thousands)

Of the 210 properties owned by the Company as of June 30, 2013, a total of 204 properties ("Same Store Properties") containing an aggregate of 23.1 million net rentable square feet were owned for the entire three-month periods ended June 30, 2013 and 2012. Average occupancy for the Same Store Properties was 88.0% during 2013 and 87.5% during 2012. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2013	2012

Revenue
Rents	$113,195	$110,231
Tenant reimbursements	18,743	18,020
Termination fees	410	101
Other	950	865
Total revenue	133,298	129,217

Operating expenses
Property operating expenses	39,487	38,640
Real estate taxes	13,390	13,182

Net operating income	$80,421	$77,395

Net operating income - percentage change over prior year	3.9%

Net operating income, excluding termination fees & other	$79,061	$76,429

Net operating income, excluding termination fees & other - percentage change over prior year	3.4%

Net operating income	$80,421	$77,395
Straight line rents	(4,966)	(5,491)
Above/below market rent amortization	(1,490)	(1,510)
Non-cash ground rent	427	498

Cash - Net operating income	$74,392	$70,892

Cash - Net operating income - percentage change over prior year	4.9%

Cash - Net operating income, excluding termination fees & other	$73,032	$69,926

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	4.4%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended June 30,
	2013	2012

Net income:	$7,180	$6,802
Add/(deduct):
Interest income	(122)	(1,838)
Interest expense	30,437	32,981
Deferred financing costs	1,183	1,261
Interest expense - financing obligation	211	196
Equity in income of real estate ventures	(1,508)	(838)
Gain from remeasurement of investment in a real estate venture	(7,847)	—
Net (gain) loss on real estate venture transactions	(3,683)	11
Depreciation and amortization	49,300	47,476
Loss on early extinguishment of debt	1,113	1,250
General & administrative expenses	7,335	6,079
Total discontinued operations	2,252	(12,712)

Consolidated net operating income	85,851	80,668
Less: Net operating income of non same store properties	(2,659)	16
Less: Eliminations and non-property specific net operating income	(2,771)	(3,289)

Same Store net operating income	$80,421	$77,395

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - SIX MONTHS
(unaudited and in thousands)

Of the 210 properties owned by the Company as of June 30, 2013, a total of 204 properties ("Same Store Properties") containing an aggregate of 23.1 million net rentable square feet were owned for the entire six-month periods ended June 30, 2013 and 2012. Average occupancy for the Same Store Properties was 89.9% during 2013 and 87.6% during 2012. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2013	2012

Revenue
Rents	$224,977	$219,723
Tenant reimbursements	38,309	36,460
Termination fees	906	1,591
Other	1,578	2,233
Total revenue	265,770	260,007

Operating expenses
Property operating expenses	79,745	78,409
Real estate taxes	26,842	26,328

Net operating income	$159,183	$155,270

Net operating income - percentage change over prior year	2.5%

Net operating income, excluding termination fees & other	$156,699	$151,446

Net operating income, excluding termination fees & other - percentage change over prior year	3.5%

Net operating income	$159,183	$155,270
Straight line rents	(9,529)	(11,958)
Above/below market rent amortization	(2,984)	(2,953)
Non-cash ground rent	925	996

Cash - Net operating income	$147,595	$141,355

Cash - Net operating income - percentage change over prior year	4.4%

Cash - Net operating income, excluding termination fees & other	$145,111	$137,531

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	5.5%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Six Months Ended June 30,
	2013	2012

Net income	$11,099	$16,138
Add/(deduct):
Interest income	(180)	(2,320)
Interest expense	61,351	67,125
Deferred financing costs	2,344	2,572
Interest expense - financing obligation	429	378
Equity in income of real estate ventures	(3,043)	(882)
Gain from remeasurement of investment in a real estate venture	(7,847)	—
Net (gain) loss on real estate venture transactions	(3,683)	11
Depreciation and amortization	98,846	95,350
Loss on early extinguishment of debt	1,116	1,498
General & administrative expenses	13,886	12,129
Total discontinued operations	(3,824)	(30,120)

Consolidated net operating income	170,494	161,879
Less: Net operating income of non same store properties	(5,034)	86
Less: Eliminations and non-property specific net operating income	(6,277)	(6,695)

Same Store net operating income	$159,183	$155,270